As filed with the Securities and Exchange Commission on May 1, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progress Software Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. Employer Identification Number)
14 Oak Park
Bedford, MA 01730
(781) 280-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph W. Alsop
Chief Executive Officer
Progress Software Corporation
14 Oak Park
Bedford, MA 01730
(781) 280-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Birnbaum, Esq.
John D. Hancock, Esq.
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Facsimile: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount	maximum offering	maximum aggregate	Amount of
securities to be registered	to be registered	price per share (1)	offering price (1)	registration fee
Common stock, par value $0.01 per share	460,011 (2)	$27.82	$12,797,507	$1,370

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Progress Software Corporation common stock, par value $0.01 per share, as reported on the Nasdaq National Market on April 27, 2006.

(2)	This registration statement also relates to such indeterminate number of additional shares of the registrant’s common stock as may become issuable in the event of any stock dividend, stock split, recapitalization or similar event.

PROSPECTUS
Progress Software Corporation
460,011 Shares
Common Stock
     The shares of our common stock covered by this prospectus are being offered for sale by the selling shareholders identified in this prospectus on a delayed or continuous basis.
     We will not receive any proceeds from the offering. We will bear the costs related to the registration of the shares covered by this prospectus, other than selling commissions.
     The selling shareholders, or pledgees, donees, transferees or other successors-in-interest of the selling shareholders, may offer and sell the shares from time to time in one or more transactions. Sales may be made on one or more exchanges, through the Nasdaq National Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices at the time of the sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices. The selling shareholders may sell the shares through broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions.
     Our common stock is traded on the Nasdaq National Market under the symbol “PRGS”. The last reported sale price of our common stock on the Nasdaq National Market on April 27, 2006 was $27.67 per share.
     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2006.

     You should rely only on the information contained in this prospectus, in any supplement to this prospectus and in the documents incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. Regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of the securities, you should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, that the information in any supplement to this prospectus is accurate only as of its date, and that the information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
     This prospectus contains summaries of certain provisions of some of the documents described in this prospectus, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to in this prospectus have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”
     When used in this prospectus or in any supplement to this prospectus, the terms “Progress,” “we,” “our” and “us” refer to Progress Software Corporation and its subsidiaries, unless otherwise specified. Progress is our registered U.S. trademark. This prospectus may also include or incorporate by reference trademarks of companies other than Progress.
i

SUMMARY
     This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below under “Where You Can Find More Information” and “Information Incorporated by Reference.” This summary does not contain all of the information that you should consider before investing in our common stock being offered by this prospectus. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and any and all supplements to this prospectus before making an investment decision.
Progress Software Corporation
     We develop, market and distribute application infrastructure software to simplify and accelerate the development, deployment, integration and management of business applications software. Our mission is to deliver superior software products and services that empower partners and customers to improve their development, deployment, integration and management of quality applications worldwide. We seek to achieve our mission by providing a robust set of software platforms, tools and services that enable the highly distributed deployment of responsive applications across internal networks, the Internet and occasionally-connected users and simplify the connectivity and integration of applications and data across the enterprise and between enterprises.
     We generate a significant portion of our worldwide revenue through relationships with indirect channel partners, principally application partners and original equipment manufacturers (OEMs). Application partners are independent software vendors that develop and market applications utilizing our technology and resell our products in conjunction with sales of their own products that incorporate our technology. These application partners sell business applications in diverse markets such as manufacturing, distribution, financial services, retail and health care. OEMs are companies that embed our products into their software products or devices. We also sell software products and services directly to the business groups and information technology organizations of businesses and governments. We operate in North America, Latin America, Europe, the Middle East, Africa and the Asia/Pacific region through local subsidiaries as well as independent distributors.
     Our principal executive offices are located at 14 Oak Park, Bedford, Massachusetts 01730, and our telephone number at that address is (781) 280-4000.
The Offering

Shares offered by selling shareholders	460,011 shares
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered by this prospectus.
Nasdaq National Market symbol	PRGS

RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2006, which is incorporated by reference in this prospectus.
     Before making an investment decision, you should carefully consider these risks as well as the other risk factors and information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also have a material adverse effect on our business, operations, revenues, net income and future prospects. If any of these risks materializes, the trading price of our common stock could fall and you might lose all or part of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our future financial performance, business operations, product development and other plans. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “anticipate,” “estimate,” “expects,” “projects,” “predicts,” “intends,” “plans,” “believes” and similar words or phrases. Forward-looking statements are merely our current predictions of future events. These statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those described under the heading “Risk Factors,” as well as those stated in our other SEC filings incorporated by reference in this prospectus.
     Because of these risks and uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are presented. We undertake no obligation to update our forward-looking statements to reflect new information or developments.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling shareholders of the shares of common stock offered by this prospectus.

SELLING SHAREHOLDERS
     The selling shareholders acquired the shares of common stock covered by this prospectus from us in connection with our acquisition of Actional Corporation. We issued the shares of common stock to the selling shareholders pursuant to the terms of an agreement and plan of merger dated as of January 18, 2006 among us, Actional and certain other parties. In the merger agreement, we agreed to register for resale the shares of common stock issued to the selling shareholders. The merger agreement contains various representations, warranties and covenants, and the selling shareholders, together with certain other former shareholders of Actional, agreed to indemnify us for breaches of those representations, warranties and covenants. Pursuant to the terms of the merger agreement, a portion of the shares of common stock beneficially owned by the selling shareholders was deposited with an escrow agent pursuant to the terms of an escrow agreement dated as of January 20, 2006. The shares shown as beneficially owned by the selling shareholders in the following table include the shares subject to the escrow agreement. Shares subject to the escrow agreement cannot be sold by the selling shareholders until released to them by the escrow agent. The shares of common stock covered by this prospectus have been validly issued and are fully paid and non-assessable.
     The following table provides information with respect to the beneficial ownership of our common stock by the selling shareholders as of April 26, 2006 and upon completion of the sale of all the shares being registered. For purposes of this table, we have assumed that the selling shareholders will sell all of the shares being offered by this prospectus. The shares being offered may be offered or sold by the selling shareholders or their pledgees, donees, transferees or other successors-in-interest.
     For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, shares of our common stock issuable under options, warrants or other rights that are currently exercisable or exercisable within 60 days after April 26, 2006 are deemed outstanding and are included in the number of shares beneficially owned by a person or entity named in the table and are used to compute the percentage ownership of that person or entity. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. We have calculated the percentage beneficially owned based upon 41,076,218 shares of common stock outstanding as of April 26, 2006.

	Shares beneficially owned		Number of	Shares to be beneficially
	before offering		shares	owned after offering
Name	Number	Percent	to be offered	Number	Percent
Granite Ventures, L.P.	184,303	*	184,303	—	—
ArrowPath Fund II, L.P.	98,997	*	98,997	—	—
SAIC Venture Capital Corporation	97,063	*	97,063	—	—
E*Trade eCommerce Fund, L.P.	50,329	*	50,329	—	—
Ardara US Direct Investment Inc. Ducat Limited	19,980	*	19,980	—	—
Todd US Ventures, LLC	7,679	*	7,679	—	—
ArrowPath Entrepreneur Fund, L.P.	1,660	*	1,660	—	—

*	Less than one percent.

PLAN OF DISTRIBUTION
     We are registering the shares covered by this prospectus on behalf of the selling shareholders. The selling shareholders may offer and sell the shares covered by this prospectus from time to time in one or more transactions. The term “selling shareholder” includes pledgees, donees, transferees and other successors-in-interest who may acquire shares through a pledge, gift, partnership distribution or other non-sale related transfer from any selling shareholder. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may sell shares on one or more exchanges, through the Nasdaq National Market, in the over-the-counter market or in privately negotiated transactions at prevailing market prices at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices. These transactions include:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	block trades in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or the Nasdaq National Market;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law. In connection with distributions of the shares or otherwise, the selling shareholders may:

•	sell the shares short and deliver the shares to close out short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares covered by this prospectus, which they may in turn resell;

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume; and

•	loan or pledge shares to broker-dealers or other financial institutions, and the broker-dealers or other financial institutions may in turn resell the shares so loaned or, upon a default, resell the pledged shares.
     The selling shareholders may also sell any shares under Rule 144 rather than with this prospectus if the sale meets the requirements of that rule.
     In effecting sales, the selling shareholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders and/or from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling shareholder and any broker-dealer or agent regarding the sale of any shares by the selling shareholders.
     The selling shareholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares covered by this prospectus may be “underwriters” under the Securities Act of

1933, as amended (the “Securities Act”), with respect to those shares and will be subject to the prospectus delivery requirements of that act. Any profit that the selling shareholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of shares acquired as principal, may constitute underwriting discounts and commissions. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain liabilities under statutes including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The securities laws of some states may require the selling shareholders to sell the shares in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the shares for sale in those states unless an exemption from registration and qualification is available and the selling shareholders and we comply with that exemption. In addition, we have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.
     If a selling shareholder notifies us that the selling shareholder has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•	the number of shares involved in the arrangement;

•	the terms of the arrangement, including the names of any broker-dealers or agents who purchase shares, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the shares being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of shares.
     In addition, if a selling shareholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling shareholder intends to sell more than 500 shares, we will file a supplement to this prospectus.
     The selling shareholders will pay any underwriting discounts and commissions, any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services, and any other expenses incurred by the selling shareholders in disposing of the shares. We will pay the expenses we have incurred in connection with preparing and filing the registration statement, this prospectus and any supplements to this prospectus, complying with securities or blue sky laws and listing the shares on the Nasdaq National Market. The selling shareholders may indemnify any broker-dealer or agent that participates in transactions involving the sale of the shares against liabilities, including liabilities under the Securities Act.
     In the merger agreement, the selling stockholders agreed, severally and not jointly, to indemnify us against certain liabilities, including certain liabilities under the Securities Act, with respect to the information provided by them to us and with respect to their compliance with the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to provisions of law, our articles of organization or by-laws, an agreement or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     Our common stock trades on the Nasdaq National Market under the symbol “PRGS.”
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.
EXPERTS
     Our consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended November 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. You may also request copies of these filings, at no cost, using the Contact Investor Relations form on the Investor Relations section of our web site at http://www.progress.com or by writing to or calling our Investor Relations department at:
Progress Software Corporation
14 Oak Park
Bedford, Massachusetts 01730
Telephone: (781) 280-4314
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information from our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the SEC, are incorporated by reference in this registration statement:
•	Our annual report on Form 10-K for the fiscal year ended November 30, 2005;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2006;

•	Our current report on Form 8-K dated December 20, 2005;

•	Our current report on Form 8-K dated December 22, 2005;

•	Our current report on Form 8-K dated January 23, 2006;

•	Our definitive proxy statement on Schedule 14A dated March 20, 2006;

•	Our current report on Form 8-K dated March 21, 2006;

•	Our current report on Form 8-K/A dated May 1, 2006;

•	Our current report on Form 8-K dated May 1, 2006; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the selling shareholders stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information that we have “furnished,” rather than “filed,” with the SEC. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure (including, in each case, any related exhibits listed in Item 9.01, Financial Statements and Exhibits), of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 (or any related exhibits listed in Item 9.01) of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 (or any related exhibits listed in Item 9.01) of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus unless we specifically indicate otherwise in a future filing. Any statement contained in this prospectus, in a document incorporated or deemed to be incorporated by reference in this prospectus, or in a supplement to this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus, in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, or in any subsequently filed supplement to this prospectus modifies or supersedes that statement.
     For information on how to request copies of these filings at no cost, see the section entitled “Where You Can Find More Information” above.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the registration statement and the exhibits filed with the registration statement, as well as any and all supplements to this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table provides the various expenses payable by us in connection with the issuance and distribution of the shares being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,370
Accounting fees and expenses	5,000
Legal fees and expenses	20,000

Total	$26,370
Item 15. Indemnification of Directors and Officers.
     The information provided under the heading “Description of Capital Stock – Limitation of liability and indemnification” in Item 8.01 of our current report on Form 8-K dated May 1, 2006 is incorporated herein by reference.
Item 16. Exhibits.

Number	Description

2.1	Agreement and Plan of Merger dated as of January 18, 2006 by and among Progress Software Corporation, Actional Corporation, ACTC Acquisition Corp., certain shareholders of Actional Corporation and Standish O’Grady, as representative of certain shareholders of Actional Corporation (filed as Exhibit 2.1 to our current report on Form 8-K dated January 17, 2006 and incorporated herein by reference)

4.1	Restated Articles of Organization, as amended (filed as Exhibit 3.1 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

4.2	By-Laws, as amended (filed as Exhibit 3.2 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

4.3	Specimen certificate for our common stock (filed as Exhibit 4.1 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

5.1	Opinion of Foley Hoag llp

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Foley Hoag llp (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)

Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on May 1, 2006.

Progress Software Corporation

By:	/s/ Norman R. Robertson

Norman R. Robertson, Senior Vice President, Finance and Administration and Chief Financial Officer
POWER OF ATTORNEY
     We, the undersigned officers and directors of Progress Software Corporation, hereby severally constitute and appoint Joseph W. Alsop, Norman R. Robertson and James D. Freedman and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph W. Alsop	Chief Executive Officer and Director	May 1, 2006
Joseph W. Alsop	(principal executive officer)

/s/ Norman R. Robertson	Senior Vice President, Finance and Administration and	May 1, 2006
Norman R. Robertson	Chief Financial Officer (principal financial officer)

/s/ David H. Benton, Jr.	Vice President and Corporate Controller	May 1, 2006
David H. Benton, Jr.	(principal accounting officer)

/s/ Roger J. Heinen, Jr.	Director	May 1, 2006
Roger J. Heinen, Jr.

/s/ Michael L. Mark	Director	May 1, 2006
Michael L. Mark

/s/ Scott A. McGregor	Director	May 1, 2006
Scott A. McGregor

SIGNATURE	TITLE	DATE

/s/ Amram Rasiel	Director	May 1, 2006
Amram Rasiel

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger dated as of January 18, 2006 by and among Progress Software Corporation, Actional Corporation, ACTC Acquisition Corp., certain shareholders of Actional Corporation and Standish O’Grady, as representative of certain shareholders of Actional Corporation (filed as Exhibit 2.1 to our current report on Form 8-K dated January 17, 2006 and incorporated herein by reference)

4.1	Restated Articles of Organization, as amended (filed as Exhibit 3.1 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

4.2	By-Laws, as amended (filed as Exhibit 3.2 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

4.3	Specimen certificate for our common stock (filed as Exhibit 4.1 to our current report on Form 8-K dated May 1, 2006 and incorporated herein by reference)

5.1	Opinion of Foley Hoag llp

23.1	Consent of Deloitte & Touche, LLP, Independent Auditors

23.2	Consent of Foley Hoag llp (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)